Exhibit 99.3

DLH UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements combine the historical consolidated financial information of DLH Holdings Corp. and Subsidiaries (the “Company”) and the financial statements of Grove Resource Solutions, LLC. (“GRSi”), acquired on December 8, 2022. The unaudited pro forma condensed combined financial information gives effect to the Company’s acquisition of GRSi as if the acquisition had been consummated at October 1, 2021 for the unaudited pro forma condensed combined statements of operations for the year ended September 30, 2022.

The unaudited pro forma condensed combined balance sheet at September 30, 2022 gives effect to the acquisition of GRSi as if the acquisition had been consummated on that date. The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting, whereby the assets acquired and liabilities assumed are recognized based upon their estimated fair values at the acquisition date.

The Company’s historical financial information was derived from its audited consolidated financial statements for the year ended September 30, 2022 (as filed in its Annual Report on Form 10-K with the Securities and Exchange Commission on December 5, 2022). The Company’s historical financial statements used in preparing the unaudited pro forma financial data are summarized and should be read in conjunction with its historical financial statements and risk factors, all of which are included in the filings with the Securities and Exchange Commission noted above. GRSi’s profroma financial information for the year ended September 30, 2022 was derived from its audited financial statements for the year ended December 31, 2021, which are included in this report, and the unaudited financial statements for the nine months ended September 30, 2022.
The Company is providing the unaudited pro forma condensed combined information for illustrative purposes only and such pro forma information does not represent the consolidated results or financial position of the Company had its acquisition of GRSi been completed as of the dates indicated. The companies may have performed differently had they been combined during the periods presented. Specifically, the unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies, revenue enhancements or restructuring costs that the combined company may achieve or incur as a result of the acquisition. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies actually been combined during the periods presented. Further, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma adjustments represent the Company’s best estimates and are based upon available information and upon certain assumptions that the Company believes are reasonable, as described in the accompanying notes. The unaudited pro forma condensed combined financial information, including the accompanying notes, should be read in conjunction with:

•The Company’s historical consolidated financial statements and accompanying notes contained in its Annual Report on Form 10-K for its fiscal year ended September 30, 2022, filed with the Securities and Exchange Commission (the “Commission”) on December 5, 2022;

•GRSi’s historical financial statements and accompanying notes for its fiscal years ended, December 31 2021 and 2020, included as Exhibit 99.1 in this amended Current Report on Form 8-K;
•GRSi’s unaudited financial statements and accompanying notes as of and for the nine months ended September 30, 2022, included as Exhibit 99.2 in this amended Current Report on Form 8-K; and
•The Agreement filed as Exhibit 2.1 to The Company’s Current Report on Form 8-K filed with the Commission on December 14, 2022.

The preliminary base purchase price of $185.0 million for GRSi on December 8, 2022 included a target net working capital of $13.0 million, net of cash acquired. Our estimated pro forma balance sheet included herein is stated as if the transaction occurred on September 30, 2022. As such, the estimated net working capital at September 30, 2022 is $13.6 million, reflecting a surplus of $0.6 million over the $13.0 million target. This increased the estimated purchase price as of September 30, 2022, from $185.0 million to $188.8 million, which includes cash acquired, net working capital and acquired indebtedness of $0.4 million. Working capital balances on the actual date of the acquisition, December 8, 2022, will be different from those estimated at September 30, 2022. Future adjustments for working capital excess (deficit) compared to the $13.0 million target will change as we finalize valuations and financial results as of the actual date of the acquisition on December 8, 2022

DLH HOLDINGS CORP. AND SUBSIDIARIES
 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
YEAR ENDED SEPTEMBER 30, 2022
(Amounts in thousands, except per share data)

	The Company	Grove Resource Solutions, LLC	Pro Forma Adjustments		Pro Forma Combined
Revenue	$395,173	$114,251	$(147)	[3a]	$509,277
Cost of operations
Contract costs	322,886	68,736	17,709	[3b]	409,331
General and administrative expenses	31,344	30,006	(18,394)	[3c]	42,956
Depreciation and amortization	7,665	290	9,800	[3c]	17,755
Total cost of operations	361,895	99,032	9,115		470,042
Income from operations	33,278	15,219	(9,262)		39,235
Interest and other income (expense), net	(2,215)	17	(13,441)	[3d]	(15,639)
Income/(loss) before income taxes	31,063	15,236	(22,703)		23,596
Provision (benefit) for income taxes	7,775	—	(1,640)	[3e]	6,135
Net income/(loss)	$23,288	$15,236	$(21,063)		$17,461

Earnings per share - basic	$1.82				$1.36	[3f]
Earnings per share - diluted	$1.64				$1.23	[3f]

Weighted average shares outstanding
Basic	12,830				12,830
Diluted	14,179				14,179

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

DLH HOLDINGS CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 2022
(Amounts in thousands except par value of shares)

	The Company	Grove Resource Solutions, LLC	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$228	$3,606	$(3,834)	(4a)	$—
Accounts receivable, net	40,496	21,405	—		61,901
Other current assets	2,878	257	—		3,135
Total current assets	43,602	25,268	(3,834)		65,036
Equipment and improvements, net	1,704	549	(432)	[4b]	1,821
Operating lease right-of-use assets	16,851	—	3,824	[4c]	20,675
Goodwill	65,643	—	72,980	(4d)	138,623
Intangible assets, net	40,884	—	98,004	[4e]	138,888
Other long-term assets	328	143	—		471
Total assets	$169,012	$25,960	$170,542		$365,514

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Debt obligations - current, net of deferred financing costs	$—	$—	$29,525	[4f]	$29,525
Operating lease liabilities - current	2,235	356	1,010	[4g]	3,601
Accrued payroll	9,444	5,699	—		15,143
Accounts payable and accrued liabilities	26,862	1,991	—		28,853
Total current liabilities	38,541	8,046	30,535		77,122
Deferred taxes, net	1,534	—			1,534
Operating lease liabilities - long-term	16,461	413	2,380	[4h]	19,254
Debt obligations - long-term, net of deferred financing costs	20,416	—	148,433	[4i]	168,849
Other long term liabilities	—	(304)			(304)
Total long term liabilities	38,411	109	150,813		189,333
Total liabilities	76,952	8,155	181,348		266,455
Shareholders' equity:
Common stock, $.001 par value; authorized 40,000 shares; issued and outstanding 13,047 and 12,714 at September 30, 2022 and 2021, respectively	13	—	—	[4j]	13
Additional paid-in capital	91,057	—	6,999	[4k]	98,056
Accumulated earnings	990	17,805	(17,805)	[4l]	990
Total shareholders’ equity	92,060	17,805	(10,806)		99,059
Total liabilities and shareholders' equity	$169,012	$25,960	$170,542		$365,514

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Notes to accompanying Financial Statements:

1.             Description of the transaction and basis of presentation

On December 8, 2022, we acquired 100% of the equity interests of Grove Resource Solutions, LLC. (“GRSi”) for a purchase price of $185.0 million, subject to certain adjustments including a final assessment of GRSi's closing working capital. The preliminary base purchase price of $185.0 million included a target net working capital of $13.0 million, net of cash acquired. Future adjustments for working capital excess (deficit) compared to the $13.0 million target will change as we finalize valuations and financial results as of the actual date of the acquisition on December 8, 2022. The acquisition was financed through borrowings of $178 million under our existing credit facility and $7.0 million of the Company's equity. The credit facility includes a $190.0 million term loan and $70.0 million revolving line of credit.

The unaudited pro forma condensed combined financial statements have been prepared based upon the Company’s historical financial information and the historical financial information of GRSi, giving effect to the acquisition and related adjustments described in these notes. Certain note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted as permitted by SEC rules and regulations.

These unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations that would have been achieved had the acquisitions actually taken place at the dates indicated and do not purport to be indicative of future financial position or operating results.

GRSi’s operating results included in the unaudited pro forma condensed combined statement of operations for the twelve months ended September 30, 2022 are not intended to represent or be indicative of operating results for a full year. Certain contracts within GRSi’s operations had seasonality in their historical performance and such seasonality can continue in the future.

2.     Purchase accounting

The acquisition of GRSi is being accounted for as a business combination using the acquisition method of accounting, whereby the assets acquired and liabilities assumed are recognized based upon their estimated fair values at the acquisition date.

The fair values of the assets and liabilities in the unaudited pro forma condensed combined financial statements are based upon a preliminary assessment of fair value and may change when the final valuation of intangible assets, working capital and tax-related matters are finalized.

Based on December 8, 2022 data, we estimated total acquisition consideration and the preliminary allocation of fair value to the related assets and liabilities as follows:

(Amounts in thousands)
Preliminary base purchase price for GRSi	$185,000
Estimated working capital excess as if transaction closed on September 30, 2022	$3,791
Estimated purchase price, net of cash acquired	$188,791

Estimated net assets acquired as if transaction closed on September 30, 2022
Cash and cash equivalents	$3,606
Accounts receivable	21,405
Other current assets	257
Total current assets	25,268
Accounts payable and accrued expenses	(1,991)
Accrued payroll	(5,699)
Other current liabilities	$(356)
Estimated net working capital surplus	17,222
Property and equipment, net	550
Other long-term asset/liabilities	36
Net identifiable assets acquired	17,808
Goodwill and other intangibles	170,983
Net assets acquired	$188,791

3.    Pro forma Condensed Combined Statements of Operations adjustments and assumptions

3a.     This adjustment is to remove non-recurring revenue, conform to consistent reporting practices, and adjust revenue on cost reimbursable projects:

Amounts in Thousands	Unaudited
Pro Forma Financial Statements
Year Ended
Adjustments to revenue:	September 30, 2022
Remove revenue due to indirect rate under run affecting cost recoverable contracts	$(382)
Reclassify administrative fee from revenue to contract costs	235
Total adjustments to revenue	$(147)

3b.     This adjustment conforms GRSi's income statement presentation with that of DLH.

Amounts in Thousands	Unaudited
Pro Forma Financial Statements
Year Ended
Adjustments to contract costs:	September 30, 2022
Reclassify certain infrastructure and operational management costs from G&A to contract costs	$3,070
Reclassify certain fringe costs from G&A to contract costs	14,404
Reclassify administrative fee from revenue to contract costs	235
Total adjustments to contract costs	$17,709

3c.    Adjustments to general and administrative and depreciation and amortization expenses are as follows:

Amounts in Thousands	Unaudited
Pro Forma Financial Statements
Year Ended
Adjustments to G&A and Depreciation and Amortization expense:	September 30, 2022
Reclassify certain infrastructure and operational management costs from G&A to contract costs	$(3,070)
Reclassify certain fringe costs from G&A to contract costs	(14,404)
Eliminate GRSi incurred acquisition expenses	(800)
Eliminate GRSi Board of Director Fees	(120)
Total adjustments to general and administrative expenses	$(18,394)
Amortization expense related to the acquired intangibles assets of GRSi	9,800
Total adjustments to depreciation and amortization expenses	$9,800

3d.    Adjustments to other income and expenses are as follows:

Amounts in Thousands	Unaudited
Pro Forma Financial Statements
Year Ended
Adjustments to other income and expense	September 30, 2022
Add estimated interest expense under incremental borrowing on senior debt as if the transaction was consummated at the beginning of the respective period	(13,441)
Total adjustments to other income and expense	$(13,441)

3e.    Adjustments to provision (benefit) for income taxes:

Amounts in Thousands	Unaudited
Pro Forma Financial Statements
Year Ended
Adjustments to provision (benefit) for income taxes	September 30, 2022
This adjustment reflects the tax effects of the pro forma adjustments outlined above. Following the Acquisition, GRSi will accrue taxes based upon corporate tax rates at U.S. Federal, state and local level.	$(1,640)
Total adjustments to other provision (benefit) for income taxes	$(1,640)

3f.    The earnings per share calculations have been adjusted to reflect the pro forma transactions outlined above.

4.             Pro forma Condensed Combined Balance Sheet adjustments and assumptions

4a.    Adjustments to cash and cash equivalents:

Amounts in Thousands	Unaudited
Pro Forma
Balance Sheet
Adjustments to cash and cash equivalents	September 30, 2022
Proceeds from term loan	$184,333
Equity granted to GRSi owner to complete acquisition	7,000
Financing fees associated with securing credit facility	(6,376)
Based upon working capital at $3.5 million, the estimated acquisition price for GRSi used in this pro forma balance sheet would have been $188.5 million.	(188,791)
Total adjustments to cash and cash equivalents	$(3,834)

4b. This adjustment reflects the impact of implementing Accounting Standard Codification ("ASC") 842, Leases, of less than $0.4-million.

4c. This adjustment reflects the impact of ASC 842 of $3.8 million with the addition of the operating lease right-of-use-assets.

4d.    This adjustment reflects recording an estimated goodwill of $73.0 million.

4e.    This adjustment reflects recording estimated intangible assets of $98.0 million .

4f.    This adjustment reflects net changes to debt obligations - long-term:

Amounts in Thousands	Unaudited
Pro Forma
Balance Sheet
Adjustments to current debt	September 30, 2022
Term loan in acquisition of GRSi	$30,582
Deferred financing costs	(1,057)
Total adjustments to additional paid in capital	$29,525

4g.    This adjustment reflects the net impact of ASC 842 of $1.0 million with the addition of operating lease liabilities - current and elimination of the current portion of deferred rent.

4h.    This adjustment reflects the impact of ASC 842 of $2.4 million with the addition of operating lease liabilities - long term. and elimination of the long term portion of deferred rent.

4i.    This adjustment reflects net changes to debt obligations - long-term:

Amounts in Thousands	Unaudited
Pro Forma
Balance Sheet
Adjustments to long term debt	September 30, 2022
Term loan in acquisition of GRSi	$153,750
Deferred financing costs	(5,317)
Total adjustments to additional paid in capital	$148,433

4j. This adjustment eliminates common stock of less than $0.1 million.

4k. This adjustment reflects the increased additional paid in capital of $7.0 million.

4l. This adjustment eliminates retained earnings resulting from the acquisition of GRSi of $17.8 million.